Exhibit 5.1

                      [Shearman & Sterling LLP Letterhead]









                                October 27, 2004

CIT Group Inc.
1 CIT Drive
Livingston, New Jersey 07039

                                 CIT Group Inc.
                                 --------------

Ladies and Gentlemen:

     We are acting as counsel for CIT Group Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Rule 462(b) Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration statement on Form S-3 (File No. 333-103966) (such registration statement, in the form in which it was declared effective by the Commission, including the documents incorporated by reference therein, the "Original Registration Statement" and, together with the Rule 462(b) Registration Statement, the "Registration Statements"). The Rule 462(b) Registration Statement relates to the registration of $12,466,000 aggregate initial offering price of debt securities (the "Debt Securities"). The Debt Securities will be issued pursuant to an indenture (the "Indenture"), dated as of August 26, 2002, among the Company, J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.), as trustee (the "Trustee"), and JPMorgan Chase Bank (as successor to Bank One NA, London Branch), as London Paying Agent and London Calculation Agent.

     In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the Indenture, the Registration Statements, and such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company, and that the Indenture is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

     Our opinions set forth below are limited to the law of the State of New York and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

     Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

     1. The Indenture has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2. When the final terms of the Debt Securities have been duly established and approved, and when such Debt Securities have been duly authorized and executed by the Company and duly authenticated by the Trustee in accordance with the terms of the such Indenture, and delivered to and paid for by the purchasers thereof, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     The opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     We understand that this opinion is to be used in connection with the Rule 462(b) Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the use of our name in the prospectus relating to the Debt Securities under the caption "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.



                                                     Very truly yours,

                                                     /s/ Shearman & Sterling LLP
                                                     ---------------------------
                                                     Shearman & Sterling LLP

MJS/CL/TW
CCP